NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 6(c). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Auor Capital Fund V, LLC

SUBSCRIPTION AGREEMENT

(Including investment representations)

IMPORTANT: This document contains significant representations.

Please read carefully before signing.

Auor Capital Fund V, LLC

Attn: Carl Kaeding

7900 International Drive

Suite 910

Bloomington, MN 55425

Ladies and Gentlemen:

I commit and subscribe to purchase from Auor Capital Fund V, LLC, a Minnesota limited liability company (the “Company”)       Class B Membership Units of the Company (the “Membership Units”), being offered as part of the Company’s Tier 1 Offering, which is being conducted on a “best efforts” basis (the “Offering”), pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for a purchase price of Ten Thousand and 00/100 dollars ($10,000.00) per Membership Unit, in exchange for the aggregate dollar amount set forth below and conditioned upon the terms and conditions set forth in this Subscription Agreement (“Agreement”). I understand and acknowledge the there is no minimum number of Units required to be sold pursuant to the Offering, no minimum gross proceeds required to be raised pursuant to the Offering, and that the maximum number of Membership Units being offered is 408.75, for a total gross proceeds of up to $4,087,500.

I understand that this Agreement is conditioned upon Company’s acceptance of subscriptions. If this Subscription Agreement has been accepted, the Membership Units subscribed to hereby shall be issued to me in the form of Membership Units.

With respect to such purchase, I hereby represent and warrant to you that:

1.	Residence.

I am a bona fide resident of             (or, if an entity, the entity is domiciled in) the state set forth on my signature page.

2.	Subscription.

a.

I hereby subscribe to purchase the number of Membership Units set forth above, and to make Cash Capital Contribution to the Company in the amount of         ($#), representing the purchase price of one and 00/100 dollar ($1.00) per Membership Unit for the subscribed Membership Units.[1]

b.	I have funded my purchase via ACH, wire transfer, or I am enclosing a check made payable to “Auor Capital Fund V, LLC” in an amount equal to 100% of my total subscription amount.

c.	I acknowledge that this subscription is contingent upon acceptance by the Company, and that the Company has the right to accept or reject subscriptions in whole or in part.

3.	Representations of Investor.

In connection with the purchase of the Membership Units, I hereby acknowledge and represent to the Company as follows:

[1]	Unless otherwise agreed to by the Company, a minimum purchase of $10,000 is required for individual investors.

a.

I understand that the Membership Units are being offered pursuant to the Form 1-A Regulation A Offering Circular and its exhibits as originally dated and filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2024, (collectively, the “Offering Circular”), and as qualified by the SEC on August 6, 2024, as amended. By subscribing to the Offering, I acknowledge and agree that I have received and had the opportunity to review a copy of the SEC Reports and any other information I have requested to make an investment decision with respect to the Membership Units. The Company will accept tenders of funds to purchase the Membership Units. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Membership Units on the same date.

b.

I have had the opportunity to read the Offering Circular, including the section entitled “Risks Factors”, and have relied solely upon the Offering Circular and investigations made by me or my representatives in making the decision to invest in the Company. I have not relied on any other statement or printed material given or made by any person associated with the offering of the Membership Units.

c.

I have been given access to full and complete information regarding the Company, including the opportunity to meet with the key personnel, including the Company’s management, and review all the documents described in the Offering Circular and such other documents as I may have requested in writing, and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Circular.

d.

I am experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Membership Units, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks, or, in the alternative, I have used a knowledgeable representative in connection with my decision to purchase the Membership Units.

e.

I understand that an investment in the Membership Units is highly speculative and involves a high degree of risk. I believe the investment is suitable for me based on my investment objectives and financial needs. I have adequate means for providing for my current financial needs and personal contingencies and have no need for liquidity of my investment with respect to the Membership Units. I can bear the economic risk of my investment in the Membership Units for an indefinite period and can afford a complete loss of such investment.

f.

I understand that there may be no market for the Membership Units, that there may be significant restrictions on the transferability of the Membership Units under applicable law and that for these and other reasons, I may not be able to liquidate an investment in the Membership Units for an indefinite period, or ever.

g.

I have been advised that the Membership Units have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or under applicable state securities laws (“State Laws”) and are offered pursuant to exemptions from registration under the Securities Act and the State Laws. I understand that the Company’s reliance on such exemptions is predicated in part on my representations to the Company contained in this Agreement.

h.

I understand that I am not entitled to cancel, terminate, or revoke this subscription, my capital commitment, or any agreements hereunder and that the subscription and agreements shall survive my death, incapacity, bankruptcy, dissolution, or termination.

i.	I understand that there is no guarantee that capital contributions to the Company will be returned after they are received by the Company.

4.	Investment Intent; Restrictions on Transfer of Securities.

a.

I understand that (i) there may be no market for the Membership Units, (ii) the purchase of the Membership Units is a long-term investment, (iii) the transferability of the Membership Units may be restricted by applicable law, (iv) the Membership Units may be sold only as provided in the Company’s Operating Agreement, and pursuant to registration under the Securities Act and State Laws, or an opinion of counsel that such registration is not required, and (v) the Company does not have any obligation to register the Membership Units.

b.

I represent and warrant that I am purchasing the Membership Units for my own account, for long term investment, and without the intention of reselling or redistributing the Membership Units. The Membership Units is being purchased by me in my name solely for my own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, and I have made no agreement with others regarding any of the Membership Units. My financial condition is such that it will not be necessary for me to dispose of any of the Membership Units in the foreseeable future.

c.

I am aware that, in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of any of the Membership Units and for which the Membership Units were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above.

d.

I understand that any sale, transfer, pledge, or other disposition of the Membership Units by me (i) may require the consent of the Manager of the Company, (ii) will require conformity with the restrictions contained in this Section 4, and (iii) may be further restricted by a legend placed on the instruments or certificate(s) representing the securities containing substantially the following language:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, offered for sale, or transferred except pursuant to either an effective registration statement under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws. The transfer or encumbrance of the securities represented by this certificate is subject to substantial restrictions.”

5.	Additional Representations of Investor.

In connection with the sale of the Membership Units to me, I further represent and warrant to the Company as follows:

a.

Individual Investor Only. I am of legal age in my state of residence and have legal capacity to execute, deliver and perform my obligations under this Subscription Agreement and the Membership Units. This Subscription Agreement and the commitment to purchase the Membership Units are my legal, valid, and binding obligations, enforceable against me in accordance with their respective terms.

b.

Entity Investor Only. The undersigned is a duly organized, formed, or incorporated legal entity, and is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization, or formation. The undersigned has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Membership Units and to subscribe for and purchase the Membership Units subscribed hereunder. The undersigned will deliver all documentation with respect to its formation, governance, and authorization to purchase the Membership Units as may be requested by the Company. Execution, delivery and performance of this Subscription Agreement and the Membership Units by the undersigned have been authorized by all necessary corporate, limited liability company or other action on its behalf, and the obligations contained in this Subscription Agreement are its legal, valid, and binding obligations, enforceable against the undersigned in accordance with their respective terms.

c.

I desire to invest in the Membership Units for legitimate, valid, and legal business and/or personal reasons and not with any intent or purpose to violate any law or regulation. The funds to be used to invest in the Membership Units is derived from legitimate and legal sources, and neither such funds nor any investment in the Membership Units (or any proceeds thereof) will be used by me or by any person associated with me to finance any terrorist or other illegitimate, illegal or criminal activity. I acknowledge that, due to anti-money laundering regulations, the Company may require further documentation verifying my identity and the source of funds used to purchase the Membership Units.

If the undersigned is an entity: The undersigned has in place, and shall maintain, an appropriate anti-money laundering program that complies in all material respects with all applicable laws, rules and regulations (including, without limitation, the USA PATRIOT ACT of 2001) and that is designed to detect and report any activity that raises suspicion of money laundering activities. The undersigned has obtained all appropriate and necessary background information regarding its officers, directors and beneficial owners to enable the undersigned to comply with all applicable laws, rules and regulations respecting anti-money laundering activities.

d.	The funds used for my Cash Capital Contribution were not derived from, or related to, any activity that is deemed criminal under any applicable federal, state, or local laws.

e.

I understand that the Company is relying on the accuracy of the statements contained in this Subscription Agreement in connection with the sale of the Membership Units to me, and the Membership Units would not be sold to me if any part of this Subscription Agreement were untrue. The Company may rely on the accuracy of this Subscription Agreement in connection with any matter relating to the offer or sale of the Membership Units.

f.

If any statement contained in this Subscription Agreement becomes, for any reason, inaccurate, I shall immediately notify the Company and I understand and acknowledge that the continued accuracy of the statements contained in this Subscription Agreement are of the essence to the Company’s sale of the Membership Units to me.

g.

I acknowledge and agree that any approval or consent of a Membership Units holder, whenever required, may be provided by a signature page delivered or provided electronically, whether by e-signature, facsimile, DocuSign, electronic mail in portable delivery format or other similar means. I further acknowledge that the Company may rely on the contact information I have provided in this Subscription Agreement, including for purposes of confirming that information has been delivered to me or that responses received from me are in fact from me.

6.	Investor Qualifications.

I represent and warrant as follows (Answer Part a, b or c, as applicable. Please check all applicable items):

a.	Accredited Investor – Individuals. I am an INDIVIDUAL and:

☐	i. I have a net worth, or a joint net worth together with my spouse, in excess of $1,000,000, excluding the value of my primary residence.

☐	ii. I had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year.

☐	iii. I had joint income with my spouse in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐

iv.   I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).[2]

☐	v. I am a director, executive officer, or manager of Auor Capital Fund V, LLC.

b.	Accredited Investor – Entities. The undersigned is an ENTITY and:

☐

i.   The undersigned hereby certifies that all the beneficial equity owners of the undersigned qualify as accredited individual investors by meeting one of the tests under items (a)(i) through (a)(v) above. Please indicate the name of each equity owner and the applicable test (add pages if needed):

☐	ii. The undersigned is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A),respectively, of the Securities Act either in its individual or fiduciary capacity.

☐	iii. The undersigned is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

[2]

This item shall only be a valid method of accreditation as an “accredited” investor under Rule 501(a) of Regulation D promulgated under the Securities Act, on or after December 8, 2020, as set in forth in SEC Release Nos. 33 10824 and 34-89669, File No. S7-24-19.

☐	iv. The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

☐	v. The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined therein, in Section 2(a)(48).

☐	vi. The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

vii.  The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and one or more of the following is true (check one or more, as applicable):

☐ (a) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser;

☐ (b) the employee benefit plan has total assets in excess of $5,000,000; or

☐ (c) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined under therein.

☐	viii. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	ix. The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring and one or more of the following is true (check one or more, as applicable):

☐ (1) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

☐ (2) a corporation;

☐ (3) a Massachusetts or similar business trust;

☐ (4) a partnership; or

☐ (5) a limited liability company.

☐

x.   The undersigned is a trust with total assets exceeding $5,000,000, which is not formed for the specific purpose of acquiring and whose purpose is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Membership Units.

☐

xi.   The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000

☐	xii. The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	xiii. The undersigned is an investment adviser relying on the exemption from registering with the SEC undersection 203(l) or (m) of the Investment Advisers Act of 1940.

☐	xiv. The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐

xv.  The undersigned is an entity, of a type not listed in items (b)(i) to (b)(xiv) above or b(xvi) to b(xviii) below, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

☐

xvi.   The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities offered, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐

xvii.  The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in item (b)(xvi) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph(b)(xvi)(3) above.

☐

xviii.  The undersigned is a revocable trust where each grantor of the trust is an accredited investor meeting one or more of the individual accredited investor tests under items (a)(i) through (a)(v) above and the person who makes investment decisions for the undersigned is an accredited investor under any one or more of tests under items (a)(i) through (a)(iv) or items (b)(i) through (b)(xvii).

c.	Non-Accredited Investors.

☐

The undersigned cannot make any of the foregoing representations and is therefore not an accredited investor, and that (1) my annual gross income is at least $80,000 or my net worth (excluding automobiles, home, and home furnishings) is at least $280,000; AND (2) the Purchase Price, together with any other amounts previously used to purchase Membership Units in this offering, does not exceed Ten Percent (10%) of the greater of my annual income or net worth (or in the case where the undersigned is a non-natural person, their revenue or net assets for such investor’s most recently completed fiscal year end.)

Further, I represent and warrant that to the extent I have or have had any questions with respect to my status as an accredited investor, or the application of the investment limits, I have independently sought professional advice

7.	Miscellaneous.

a.	I agree to provide any additional information that the Company or its counsel deem necessary to verify the responses set forth above.

b.

I understand the meaning and legal consequences of the agreements, representations and warranties contained herein. I agree that such agreements, representations, and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Membership Units. I further agree to indemnify and hold harmless the Company, and each current and future member of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any of my agreements, representations or warranties contained herein.

c.	This Subscription Agreement shall be construed and interpreted in accordance with Delaware law without regard to the principles regarding conflicts of law.

INVESTOR CERTIFIES THAT THE INVESTOR HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

SIGNATURE PAGE FOR INDIVIDUALS

Dated:	Dated:

Signature	Signature of Second Individual, if applicable

Name (Typed or Printed)	Name (Typed or Printed)

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Residence Street Address	Residence Street Address

City, State & Zip Code	City, State & Zip Code
(Must be same state as in Section 1)	(Must be same state as in Section 1)

Mailing Address	Mailing Address
(Only if different from residence address)	(Only if different from residence address)

City, State & Zip Code	City, State & Zip Code

Email address	Email address

Individual Subscriber Type of Ownership:

The subscribed for are to be registered in the following form of ownership:

☐	Individual Ownership

☐	Joint Tenants with Right of Survivorship (both parties must sign). Briefly describe the relationship between the parties (e.g., married) :

☐	Tenants in Common (both parties must sign). Briefly describe the relationship between the parties (e.g., married):

Source of Funds

☐	Check

☐	ACH

☐	Wire Transfer

INVESTOR CERTIFIES THAT THE INVESTOR HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

SIGNATURE PAGE FOR TRUSTS AND ENTITIES

Dated:

Name of Entity (Typed or Printed)	Telephone Number

Signature of Authorized Person	Entity’s Tax Identification Number

Name & Title (Typed or Printed) of Signatory	Contact Person (if different from Signatory)

Principal Executive Office Address	Mailing Address
(If different from principal executive office)

City, State & Zip Code	City, State & Zip Code
(Must be same state as in Section 1)

Email address	Email address

1

Entity Subscriber Type of Ownership:

The subscribed for are to be registered in the following form of ownership (check one):

☐	Partnership

☐	Limited Liability Company

☐	Corporation

☐	Trust or Estate (Describe, and enclose evidence of authority :

☐	IRA Trust Account

☐	Other (Describe) :

Source of Funds

☐	Check

☐	ACH

☐	Wire Transfer

1

ACCEPTANCE

This Subscription Agreement is accepted by Auor Capital Fund V, LLC.

Auor Capital Fund V, LLC

By:	[ ]
Its:	Manager

By:
Name: [ ]
Its: Manager

Counterpart Signature Page to Operating Agreement of

Auor Capital Fund V, LLC

IN WITNESS WHEREOF, the undersigned hereby executes this counterpart signature page to the Operating Agreement of Auor Capital Fund V, LLC, originally dated effective as of March 28, 2023, of as the same may be amended from time to time, agrees to be bound by the terms thereof, and hereby authorizes Auor Capital Fund V, LLC to attach this counterpart signature page to the Operating Agreement as executed by the other parties thereto.

FOR INDIVIDUALS:

By:	By:

FOR TRUSTS/ENTITIES:

Name of Trust/Entity:

By:
Name:
Its: